UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2014

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COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-32590 (Commission File Number)	20-2652949 (IRS Employer Identification No.)

9954 Mayland Drive, Suite 2100 Richmond, Virginia (Address of principal executive offices)	23233 (Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2014, Community Bankers Trust Corporation (the “Company”) entered into a Term Loan Agreement (the “Loan Agreement”) with SunTrust Bank, as lender and administrative agent. The Company entered into the Loan Agreement in connection with the Company’s repayment of its outstanding TARP preferred stock investment from the United States Department of the Treasury, as described in Item 8.01 below.

A copy of the Loan Agreement is filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01.

The Loan Agreement provides for aggregate borrowings of up to $12,000,000, to be drawn against in two separate loans by June 20, 2014. The use of proceeds under the Loan Agreement is limited to the repayment of the outstanding TARP preferred stock investment and the redemption of the warrant associated with the TARP preferred stock investment. On April 22, 2014, the Company executed a note in the amount of $10,680,000 to fund the repayment of the TARP preferred stock.

The maturity date of the loans under the Loan Agreement is April 21, 2017. The Loan Agreement requires that the Company make quarterly payments of 7.5% of the initial outstanding principal of the two loans, plus accrued interest, during a six-quarter period beginning with the quarter ending December 31, 2014, quarterly payments of 10% of the initial outstanding principal, plus accrued interest, during the subsequent four-quarter period and the remaining principal amount and accrued interest at maturity. As elected by the Company, the initial interest rate on the loan is three-month LIBOR plus 3.50% per annum. If the Company defaults on its obligations under the Loan Agreement, the default rate of interest will be the rate then in effect plus 2.00% per annum.

The Loan Agreement contains various representations and warranties, as well as covenants from the Company and its wholly owned banking subsidiary, Essex Bank (the “Bank”), and events of default that are customary for transactions of this nature. The Loan Agreement also contains financial covenants, also typical for transactions of this nature, relating to regulatory capital ratios, return on average assets, minimum levels of cash, dividend capacity and a classified asset ratio.

In addition to participation in the Loan Agreement, SunTrust Bank provides other services to the Company and the Bank, including full correspondent bank services, securities portfolio services and asset/liability management analytics.

The foregoing description of the Loan Agreement is a summary and does not purport to be a complete description of all of its terms and is qualified in its entirety by reference to the actual Loan Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 22, 2014, the Company entered into the Loan Agreement. The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On April 23, 2014, the Company repaid its outstanding TARP preferred stock investment from the United States Department of the Treasury. To effect this repayment, on that date, the Company repurchased all 10,680 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, that were outstanding prior to the repayment.

On April 23, 2014, the Company issued a press release reporting the TARP repayment.  The press release is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of April 22, 2014, among Community Bankers Trust Corporation as Borrower, the Lenders from Time to Time Party Hereto and SunTrust Bank as Administrative Agent

99.1	Press release issued April 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
(Registrant)

Date: April 28, 2014	By:	/s/ John M. Oakey, III
John M. Oakey, III
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of April 22, 2014, among Community Bankers Trust Corporation as Borrower, the Lenders from Time to Time Party Hereto and SunTrust Bank as Administrative Agent

99.1	Press release issued April 23, 2014